CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post-Effective Amendment No. 1 to Form SB-2 Registration No. 333-120082) and to the incorporation by reference in of our report dated March 23, 2006 with respect to the consolidated financial statements of JMG Exploration, Inc. (the “Company”) included in its Annual Report (Form 10-K) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP,

Independent Registered Public Accounting Firm

Calgary, Canada

June 29, 2006

Chartered Accountants